                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
American Odyssey Funds, Inc.:

We consent to the use of our report, dated February 4, 2000, incorporated herein by reference and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Other Service Providers" in the statement of additional information.

                                                KPMG LLP

Boston, Massachusetts
April 24, 2000



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
American Odyssey Funds, Inc.:

We consent to the inclusion in Amendment No. 13 to the Registration Statement of the American Odyssey Funds, Inc., comprising, respectively, the International Equity Fund, Emerging Opportunities Fund, Core Equity Fund, Long-Term Bond Fund, Intermediate-Term Bond Fund, and Global High-Yield Bond Fund, (the "Funds"), on Form N-1A (File No. 811-7450) under the Investment Company Act of 1940, as amended, and Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A (File No. 33-57536) under the Securities Act of 1933, as amended, of our report dated February 5, 1999, on our audits of the financial statements and financial highlights of the Funds, which report is incorporated by reference in the Amendment and Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm in the Prospectus under the caption, "Financial Highlights" and in the Statement of Additional Information under the caption, "Other Service Providers".



                                        PricewaterhouseCoopers LLP

Boston, Massachusetts
April 26, 2000